Exhibit 10.32

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT, dated as of the 23rd day of April, 2007 is between Conseco, Inc. a Delaware corporation ("Company"), and Edward J. Bonach ("Executive").

          WHEREAS, the services of Executive and his managerial and professional experience are of value to the Company; and

          WHEREAS, the Company desires to have the benefit and advantage of the services of Executive to assist the Company upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Employment. The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

          2. Term. The effective date of this agreement (the "Agreement") shall be the date set forth above (the "Effective Date"). Subject to the provisions for termination as provided in Section 10 hereof, the term of Executive's employment under this Agreement shall be the period beginning on April 30, 2007 (the "Commencement Date") and ending on May 31, 2010 (the "Term"). The Term shall not be automatically renewed and shall end upon any earlier termination of Executive's employment with the Company.

          3. Duties. Effective upon the earlier of (i) May 10, 2007 or (ii) the day after the Company files its Form 10-Q for the period ending March 31, 2007, and for the remainder of the Term, Executive shall be engaged by the Company in the capacity of Executive Vice President and Chief Financial Officer. Executive shall report to the Chief Executive Officer of the Company.

          4. Extent of Services. During the Term, subject to the direction and control of the Chief Executive Officer of Conseco, Executive shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. Executive shall devote his entire employable time, attention and best efforts to the business of the Company and, during the Term, shall not, without the consent of the Company, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this shall not be construed as preventing Executive from serving on boards of professional, community, civic, education, charitable and corporate organizations on which he presently serves or may choose to serve or investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made (to the extent not in violation of the noncompete and non-solicitation provisions of
Section 9 hereof); provided, however, that corporate organizations shall be limited to those mutually agreed upon by Executive and the Company.

          5. Compensation. During the Term:

                    (a) As compensation for services hereunder rendered during the Term hereof, Executive shall receive a base salary ("Base Salary") of Four Hundred Fifty Thousand Dollars ($450,000) per year payable in equal installments in accordance with the Company's payroll procedure for its salaried executives. Salary payments and other payments under this Agreement shall be subject to withholding of taxes and other appropriate and customary amounts. Executive may receive increases in his Base Salary from time to time, based upon his performance, subject to approval of the Company.

                    (b) In addition to Base Salary, Executive will have an opportunity to earn a bonus each year as determined by the Company, with a target annual bonus equal to 100% of Executive's Base Salary (the "Target Bonus") and a maximum annual bonus of 200% of Executive's Base Salary with respect to any calendar year, with such bonus payable at such time that other similar payments are made to other Company executives but in no event later than March 15 of the year following the year with respect to which such bonus was payable. For purposes of clarification, annual executive bonuses are generally paid on or before March 15 of the year following the year with respect to which such bonuses are payable, if Executive remains employed with the Company through such date or as otherwise payable under Section 11 of this Agreement. Notwithstanding the above, the 2010 bonus will be paid at the same time that similar payments are made to other Company executives but in no event later than March 15, 2011 if Executive remains employed through the end of the Term. The bonus for 2007 will be prorated for the period of the year in which Executive is employed by the Company and shall not be less than a pro rata portion of the Target Bonus. The performance requirements for Target Bonuses will be based on financial and other objective targets that the Board of Directors of the Company ("Board") or the Human Resources and Compensation Committee of the Board (the "Compensation Committee") believes are reasonably attainable at the time that they are set.

                    (c) Executive shall be entitled to receive a grant of 40,000 shares of restricted stock, which shall vest in two equal installments on the second and third anniversaries of the Commencement Date. The restricted stock will be governed by the terms and conditions of the award agreement between the Company and Executive.

                    (d) The Company agrees to make, as soon as reasonably practicable after the Commencement Date, a contribution to Executive's deferred compensation account in the amount of Two Hundred Fifty Thousand Dollars ($250,000). That amount shall vest in full six months after the Commencement Date.

                    (e) Subject to the approval of the Compensation Committee, Executive shall be entitled to receive a non-qualified option to purchase 80,000 shares of the Company's common stock (which shall vest in two equal installments on the second and third anniversaries of the date of grant and shall have a five-year term) and an award of 35,000 performance stock units (of which 21,000 shall be based on total shareholder return for 2007-2009 compared to a group of peer companies and 14,000 shall be based on return on equity), each of which shall have such other terms and conditions as determined by the Compensation Committee.

                    (f) Executive shall be eligible to participate in and receive future grants under any Company stock or equity-based program, subject to the discretion of the Board or the Compensation Committee.

          6. Fringe Benefits. During the Term:

                    (a) Executive shall be entitled to participate in such existing executive benefit plans and insurance programs offered by the Company, or which it may adopt from time to time, for its executive management or supervisory personnel generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any executive benefit plans or programs, or executive fringe benefits, that it may adopt from time to time.

                    (b) Executive shall be entitled to four weeks of vacation with pay each year.

                    (c) Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Executive for all such reasonable expenses upon Executive's periodic presentation of an itemized account of such expenditures. The Company agrees to pay Executive an additional amount to cover the incremental additional income taxes incurred by Executive, if any, with respect to payment or reimbursement of any reasonable business expenses pursuant to this subsection (c).

                    (d) Executive shall be entitled to reimbursement of reasonable relocation expenses for moving his family to the Carmel, Indiana area in accordance with the Company's current executive relocation policy, provided that these expenses shall be capped at $50,000. All expenses must be appropriately documented by Executive to the Company. In the event that Executive's employment is terminated for Just Cause or if he terminates his employment other than With Reason prior to the first anniversary of the Commencement Date, Executive agrees to repay such expenses to the Company.

                    (e) The Company shall reimburse Executive for, or provide at its expense, up to three months of temporary housing in the Carmel, Indiana area in an amount not to exceed $5,000 per month.

                    (f) Executive shall be permitted to make elective contributions to any Company sponsored non-qualified deferred compensation plan in accordance with the terms of such plan.

                    (g) Executive shall be entitled to a personal income tax gross-up on any federal, state and local taxable income arising from the benefits provided to him under Section 6(d) above.

          7. Disability.

                    (a) If Executive shall become physically or mentally disabled during the Term to the extent that his ability to perform his duties and services hereunder is materially and adversely impaired, his Base Salary, bonus and other compensation provided herein shall continue while he remains employed by the Company; provided, that if such disability (as determined in the Board's reasonable judgment, exercised in good faith) continues for at least three (3) consecutive months, the Company may terminate Executive's employment hereunder, in which case the Company within 10 business days shall pay Executive a cash payment equal to (i) his Base Salary as provided in Section 5(a) hereof to the extent earned but unpaid as of the date of termination ("Unpaid Salary"), (ii) the bonus payable pursuant to Section 5(b) for the fiscal year of the Company ending prior to the date of termination (to the extent earned based on performance under the goals and objectives of the applicable plan but not previously paid) ("Unpaid Bonus"), (iii) Executive's then accrued but unused vacation ("Unpaid Vacation") (the Unpaid Salary, Unpaid Bonus and Unpaid Vacation referred to sometimes together as the "Accrued Amounts"), and (iv) a pro-rata portion of the Target Bonus for the year in which the termination for disability occurs. All options, restricted stock and/or other awards held by Executive on the date of termination for disability shall be treated in accordance with the applicable award agreements; provided, however, that if the date of termination occurs on or before the second anniversary of the Commencement Date then all unvested options, restricted stock and/or other awards shall vest upon such termination.

                    (b) No payments or vesting under this Section 7 will be made if such disability arose primarily from (a) chronic use of intoxicants, drugs or narcotics (other than drugs prescribed to Executive by a physician and used by Executive for their intended purpose for which they had been prescribed) or (b) intentionally self-inflicted injury or intentionally self-induced illness.

          8. Disclosure of Information. Executive acknowledges that, in and as a result of his employment with the Company, he will be making use of, acquiring and/or adding to confidential information of the Company and its affiliates of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in
Section 5, as well as any additional benefits stated herein, Executive covenants and agrees that he shall not, at any time while he is employed by the Company or at any time thereafter, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information (whether or not specifically labeled or identified as "confidential information"), in any form or medium, that has been obtained by or disclosed to him as a result of his employment with the Company and which the Company or any of its affiliates has taken appropriate steps to safeguard, except to the extent that such confidential information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, in which event Executive shall give prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment, (c) must be disclosed to enable Executive properly to perform his duties under this Agreement or (d) was developed by Executive prior to his employment by the Company. Upon the termination of Executive's employment, Executive shall return such information (in whatever form) obtained from or belonging to the Company or any of its affiliates which he may have in his possession or control.

          9. Covenants Against Solicitation. Executive acknowledges that the services he is to render to the Company and its affiliates are of a special and unusual character, with a unique value to the Company and its affiliates, the loss of which cannot adequately be compensated by damages or an action at law. In view of the unique value to the Company and its affiliates of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Executive as set forth in Section 8 above, and as a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in Section 5 hereof, as well as any additional benefits stated herein, and other good and valuable consideration, Executive covenants and agrees that throughout the period Executive remains employed or compensated hereunder and for one year thereafter, Executive shall not, directly or indirectly, anywhere in the United States of America (i) solicit or attempt to convert to other insurance carriers or other corporations, persons or other entities providing these same or similar products or services provided by the Company and its affiliates, any customers or policyholders of the Company or any of its affiliates or (ii) solicit for employment or employ any employee of the Company or any of its affiliates. Should any particular covenant or provision of this Section 9 be held unreasonable or contrary to public policy for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by any restrictive covenant or provision, the Company and Executive acknowledge and agree that such covenant or provision shall automatically be deemed modified such that the contested covenant or provision shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

          10. Termination. During the Term:

                    (a) Either the Company or Executive may terminate his employment at any time for any reason upon written notice to the other. The Company may terminate Executive's employment for Just Cause pursuant to Section 10(b) below or in a Control Termination pursuant to Section 10(c) below. Executive's employment shall also terminate
          (i) upon the death of Executive or, (ii) after disability of Executive pursuant to Section 7 hereof.

                    (b) The Company may terminate Executive's employment at any time for Just Cause. For purposes of this Agreement, "Just Cause" shall mean:

                              (i) (A) material breach by Executive of this
                    Agreement not cured within 30 days after written notice to Executive by the Company setting forth the alleged breach and, where practicable in the Company's judgment, the conduct required to cure the breach (B) a material breach of Executive's duty of loyalty to the Company or its affiliates not cured within 30 days after written notice to Executive by the Company setting forth the alleged breach and, where practicable in the Company's judgment, the conduct required to cure the breach, or (C) willful malfeasance or fraud or dishonesty of a substantial nature in performing

                    Executive's services on behalf of the Company or its affiliates, which in each case is willful and deliberate on Executive's part and committed in bad faith or without reasonable belief that such breach or action is in the best interests of the Company or its affiliates;

                              (ii) Executive's use of alcohol or drugs (other
                    than drugs prescribed to Executive by a physician and used by Executive for their intended purposes for which they had been prescribed) or other repeated conduct which materially and repeatedly interferes with the performance of his duties hereunder, which materially compromises the integrity or the reputation of the Company or its affiliates, or which results in other substantial economic harm to the Company or its affiliates;

                              (iii) Executive's conviction by a court of law,
                    admission that he is guilty, or entry of a plea of nolo contendere with regard to a felony or other crime involving moral turpitude;

                              (iv) Executive's unscheduled absence from his
                    employment duties other than as a result of illness, injury or disability, for whatever cause, for a period of more than three (3) consecutive days, without consent from the Company prior to the expiration of the three (3) day period, which consent shall not be unreasonably withheld;

                              (v) Executive's failure to take action or to
                    abstain from taking action, as directed in writing by a member of the Board or a higher ranking executive of the Company, where such failure continues after Executive has been given written notice of such failure and at least five
                    (5) business days thereafter to cure such failure; or

                              (vi) Any intentional wrongful act or omission by
                    Executive that results in the restatement of the Company's financial statements due to a violation of the Sarbanes-Oxley Act of 2002.

                    No termination shall be deemed to be a termination by the Company for Just Cause if the termination is as a result of Executive refusing to act in a manner that Executive believes in good faith would be a violation of applicable law or where Executive acts (or refrains from taking action) in good faith in accordance with directions of a member of the Board or higher ranking executive but was unable to attain the desired results because such results were inherently unreasonable or unattainable.

                    (c) The Company may terminate Executive's employment in a Control Termination. A "Control Termination" shall mean any termination by the Company (or its successor) of Executive's employment for any reason within six months in anticipation of or within two years following a Change in Control.

                    The term "Change in Control" shall mean the occurrence of any of the following:

                              (i) the acquisition (other than an acquisition in
                    connection with a "Non-Control Transaction") by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the Board or the board of directors of the Company's Ultimate Parent; or

                              (ii) as a result of or in connection with a tender
                    or exchange offer or contest for election of directors, individual board members of the Company (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the Board; or

                              (iii) the consummation of a merger, consolidation
                    or reorganization with or into the Company unless (x) the stockholders of Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses (x) and (y) apply, a "Non-Control Transaction").

          For purposes of this Agreement, "Ultimate Parent" shall mean the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, following a transaction, directly or indirectly beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).

                    (d) At Executive's option, he may terminate employment with the Company "With Reason" provided one or more of the following conditions are met: (i) any material diminution in the nature or scope of Executive's authority, duties or responsibilities (other than as a result of a going private transaction); (ii) any reduction in Executive's Base Salary or Target Bonus without his consent; (iii) Executive is required to locate more than 50 miles from the Company's offices in Carmel, Indiana or Chicago, Illinois, without Executive's consent; (iv) Executive is required to report to anyone other than the Chief Executive Officer; or (v) there is a "Change in Control" as defined in Section 10(c) and, following Executive's written request made prior to the Change in Control, the ultimate parent entity or entities directly or indirectly gaining control of a majority of the Board or outstanding securities entitled to vote with respect to the Board fails to affirm and guarantee the Company's current and future obligations under this Agreement.

                    (e) Upon termination of Executive's employment with the Company for any reason (whether voluntary or involuntary), Executive shall be deemed to have voluntarily resigned from all positions that Executive may then hold with the Company and any of its affiliates; provided that such deemed resignation shall not adversely affect Executive's rights to compensation or benefits under this Agreement and shall not affect the determination of whether Executive's termination was for Just Cause or With Reason.

          11. Payments Following Termination.

                    (a) In the event that Executive's employment is terminated by the Company for Just Cause or if Executive voluntarily resigns, then the Company within five business days shall pay Executive a cash payment equal to his Accrued Amounts. No bonus for the year of termination will be earned or paid to Executive. All stock options, restricted stock and/or other awards held by Executive on the date of termination shall be treated in accordance with the applicable award agreements.

                    (b) In the event Executive's employment is terminated by the death of Executive, then the Company shall pay Executive's estate within 30 days (i) the Accrued Amounts and (ii) a pro-rata portion of the Target Bonus for the year in which his death occurs. All stock options, restricted stock and/or other awards held by Executive on the date of termination shall be treated in accordance with the applicable award agreements; provided, however, that if the date of Executive's death occurs on or before the second anniversary of the Commencement Date then all unvested options, restricted stock and/or other awards shall vest upon such date.

                    (c) In the event that Executive is terminated by the Company without Just Cause (and other than a termination due to expiration of the Term, death, disability or a Control Termination) or by Executive With Reason, then the Company shall pay Executive within 10 business days (i) the Accrued Amounts, (ii) a pro-rata portion of the Target Bonus for the year in which his termination occurs and (iii) a cash payment equal to the sum of Executive's Base Salary and Target Bonus. Executive and his family shall be entitled to continued participation in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of termination ("Welfare Benefits") until the earliest of (A) 12 months after the date of termination; (B) the date upon which Executive attains 65 years of age; or (C) the date or dates Executive receives substantially similar coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis). All stock options, restricted stock and/or other awards held by Executive on the date of termination shall be treated in accordance with the applicable award agreements; provided, however, that if the date of termination occurs on or before the second anniversary of the Commencement Date then all unvested options, restricted stock and/or other awards shall vest upon such termination. The contribution to be made pursuant to Section 5(d) shall vest upon a termination pursuant to this Section 11(c).

                    (d) In the event that Executive is terminated by the Company (or its successor) in a Control Termination as so defined, then the Company shall pay Executive within 30 days (i) the Accrued Amounts, (ii) Executive's Target Bonus (prorated for the partial year period ending on the date of his termination of employment and (iii) a payment equal to one and one-half times the sum of his Base Salary and Target Bonus. Executive and his family shall be entitled to continued participation in all Welfare Benefits until the earliest of (A) 18 months after the date of termination; (B) the date upon which Executive attains 65 years of age; or (C) the date or dates Executive receives substantially similar coverage and benefits under the plans of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by benefit, basis). All stock options, restricted stock and/or other awards held by Executive shall be treated in accordance with the applicable award agreements; provided, however that (x) the awards contemplated by Sections 5 (c), (d) and (e) shall vest upon a qualifying termination and (y) if the date of termination occurs on or before the second anniversary of the Commencement Date, then all other invested options, restricted stock and/or other awards shall vest upon such termination.

                    (e) Notwithstanding anything to the contrary, the Company may delay or modify any payment due to Executive hereunder to the minimum extent necessary to avoid the imposition of a 20% penalty tax and interest relating to a failure to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time.

                    (f) Notwithstanding anything to the contrary, payment of any severance under this Agreement is conditioned upon the execution by Executive of a separation and release agreement substantially in the form attached hereto as Exhibit A (with such changes as may be acceptable to the Company and appropriate to reflect changes in the law or practice after the date of this Agreement) and the observation of such waiting or revocation periods, if any, before and after execution of the agreement by Executive as are required by law, such as, for example, the waiting or revocation periods required for a waiver and release to be effective with respect to claims under the Age Discrimination in Employment Act, provided that the Company delivers to Executive such agreement within seven days of the date of his termination.

          12. Character of Termination Payments. The amounts payable to Executive upon any termination of his employment shall be considered severance pay in consideration of past services rendered on behalf of the Company and his continued service from the date hereof to the date he becomes entitled to such payments and shall be the sole amount of severance pay to which Executive is entitled from the Company and its affiliates upon termination of his employment during the Term. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such other compensation.

          13. Representations of the Parties.

                    (a) The Company represents and warrants to Executive that
          (i) this Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company; and (ii) the employment of Executive on the terms and conditions contained in this Agreement will not conflict with, result in a breach or violation of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to:
          (A) the certificate of formation, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, or any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

                    (b) Executive represents and warrants to the Company that:
          (i) this Agreement has been duly executed and delivered by Executive and constitutes a valid and binding obligation of Executive; and (ii) neither the execution of this Agreement by Executive nor his employment by the Company on the terms and conditions contained herein will conflict with, result in a breach or violation of, or constitute a default under any agreement, obligation, condition, covenant or instrument to which Executive is a party or bound or to which his property is subject, or any statute, law, rule, regulation, judgment, order or decree applicable to Executive of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Executive or any of his property.

          14. Arbitration of Disputes; Injunctive Relief.

                    (a) Arbitration. Except as provided in subsection (b) below, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Executive, and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive pursuant to this Section 14 shall be paid on behalf of or reimbursed to Executive promptly by the Company; provided, however, that in the event the Company prevails in such proceedings, Executive shall immediately repay all such amounts to the Company.

                    (b) Executive acknowledges that a breach or threatened breach by Executive of Sections 8 or 9 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. Notwithstanding paragraph (a) above, the Company and Executive agree that the Company may seek and obtain injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and/or permanent injunctions, in a court of proper jurisdiction to restrain or prohibit a breach or threatened breach of Section 8 or 9 of this Agreement.

          Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

          15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of Executive, or to the business office of its General Counsel, in the case of the Company.

          16. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement, and the remaining provisions of the Agreement shall continue to be binding and effective.

          17. Entire Agreement. Other than any equity award agreements entered into pursuant to the Conseco, Inc. 2003 Amended and Restated Long-Term Incentive Plan or any subsequent incentive plan, this instrument contains the entire agreement of the parties and, as of the Effective Date, supersedes all other obligations of the Company and its affiliates under other agreements or otherwise. The compensation and benefits to be paid under the terms of this Agreement are in lieu of all other compensation or benefits to which Executive is entitled from the Company and its affiliates, and upon termination of Executive's employment with the Company Executive will not be entitled to receive any severance or other payments beyond those specified in this Agreement. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          18. Binding Agreement and Governing Law; Assignment Limited. This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest (including, without limitation, Executive's estate, heirs and personal representatives) and, except for issues or matters as to which federal law is applicable, shall be construed in accordance with and governed by the laws of the State of Indiana. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other.

          19. Indemnification. If Executive was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was an officer or employee of the Company or any of its affiliates, Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Executive in connection therewith and such indemnification shall continue as to Executive if he ceases to be an officer or employee and shall inure to the benefit of Executive's heirs, executors and administrators; provided, however, that the Company shall indemnify Executive in connection with a proceeding (or part thereof) initiated by Executive only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this paragraph shall include the obligation of the Company to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "Advance of Expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an Advance of Expenses incurred by Executive in his capacity as an officer or employee shall be made only upon delivery to the Company of an undertaking, by or on behalf of Executive, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Executive is not entitled to be indemnified for such expenses under this paragraph or otherwise.

          20. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not intended to confer third-party beneficiary rights upon any other person.

          21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, effective as of the Effective Date.


                                              COMPANY:
                                              CONSECO, INC.


                                              By:/s/ C. James Prieur
                                                 ------------------------------
                                              Name:  C. James Prieur
                                                   ----------------------------
                                              Title: Chief Executive Officer
                                                    ---------------------------


                                              EXECUTIVE:

                                              /s/ Edward J. Bonach
                                              ---------------------------------
                                              Edward J. Bonach

                                                                    Exhibit "A"

                                    AGREEMENT


          AGREEMENT ("Agreement"), dated as of ______ ___, 20__ between Conseco, Inc., a Delaware corporation (the "Company"), and Edward J. Bonach ("Executive").

          WHEREAS Executive and the Company have agreed that Executive's employment with the Company will terminate; and

          WHEREAS the parties wish to document the terms and conditions pertaining to such termination;

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the Company and Executive hereby agree as follows:

          Section 1. Termination of Employment. The employment by the Company of Executive shall terminate, effective _______ __, 20__, and Executive shall resign from his position as Executive Vice President and Chief Financial Officer of the Company and from his positions as an officer and/or director of the Company and its subsidiary and affiliates (the "Termination Date"). Executive hereby agrees to execute and deliver any and all further documentation reasonably requested by the Company in order to evidence and effect such resignation.

          Section 2. Payments. In consideration for Executive entering into this Agreement, specifically including the General Release, the Company agrees that, upon Executive's resignation, the Company shall provide Executive with the following payments and benefits. Amounts and benefits described herein are expressly conditioned on Executive's resigning pursuant to this Agreement and execution, on or after the Resignation Date, (and nonrevocation of) a General Release substantially in the form attached hereto as Exhibit A (the "Attached General Release"). [describe benefits]

                    (i) Executive shall be paid any (A) base salary (at the rate of salary in effect immediately prior to the Resignation Date) to the extent earned but unpaid as of the Resignation Date, (B) accrued but unused vacation days and (C) reasonable business and fringe benefit expenses incurred by him prior to the Resignation Date in accordance with Company policy in effect on the Resignation Date which have not yet been reimbursed (together with an additional amount to cover the incremental additional income taxes incurred by Executive, if any, with respect to payment or reimbursement of any such reasonable business expenses). Such payment shall be made in accordance with the Company's standard payroll and expense reimbursement practices.

          Section 3. Disclosure of Information; Covenants and Solicitation. Executive acknowledges and agrees that he shall continue to be bound by the restrictive covenants set forth in Sections 8 and 9 of that certain Employment Agreement dated as of _________ _, 2007 by and between the Company and Executive (the "Employment Agreement") as if such covenants were set forth in this Agreement.

          Section 4. Setoff; No Mitigation. No payments or benefits payable to or with respect to Executive pursuant to this Agreement shall be reduced by any amount Executive may earn or receive from employment with another employer or from any other source, except as expressly provided herein. Executive shall have no duty to mitigate his damages by seeking other employment.

          Section 5. Mutual Non-disparagement. Executive agrees to act in a professional manner and not make any disparaging or negative statements regarding the Company, its subsidiaries, affiliates, divisions or parent companies or their officers, directors or executives, including any such statements about the prospects of the Company, its affiliates, subsidiaries or divisions. The Company agrees not to make any disparaging or negative statements regarding Executive.

          Section 6. Announcements. The Company will consult with Executive prior to issuing internal and external announcements regarding Executive's resignation from the Company.

          Section 7. General Release. As a material inducement to the Company to enter into the Resignation Agreement, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its successors, assigns, agents, directors, officers, executives, representatives, subsidiaries, divisions, parent corporations and affiliates, and all other persons acting by, through or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, actions, damages, expenses (including attorneys' fees and costs actually incurred), or any rights of any and every kind or nature, accrued or unaccrued, known or unknown, which Executive has or claims to have arising out of facts and circumstances which have occurred or existed prior to, or which are occurring and do exist as of, the date of Executive's execution of this Agreement against each or any of the Releasees. This General Release pertains to but is in no way limited to all matters relating to or arising out of Executive's employment and the cessation of his employment by the Company and all claims for severance benefits or other payments which are not express obligations of the Company under this Agreement, or otherwise. This General Release further pertains to, but is in no way limited to, rights and claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act, as amended, the Americans With Disabilities Act, the Family Medical Leave Act, and all other federal, state, local or municipal fair employment and discrimination laws, and all claims under common law, whether based in tort or contract, law or equity.

Notwithstanding anything herein to the contrary, this General Release does not apply to: (i) claims that arise after the execution of this Agreement; (ii) the Executive's rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangements maintained by the Company or under COBRA; (iii) worker's compensation claims and any other claims that cannot be waived by law; (iv) the Executive's rights to enforce this Agreement; or (v) the Executive's rights as a stockholder.

This General Release is not intended to and does not interfere with the Equal Employment Opportunity Commission's right to enforce anti-discrimination laws or to seek relief that will benefit the public and any victim of unlawful employment practices who have not waived their claims. Therefore, by signing this General Release, Executive waives any right to personally recover against the Company, but Executive is not prevented from filing a charge with, or testifying, assisting, or participating in any proceeding brought by the EEOC, concerning an alleged discriminatory practice of the Company.

          Section 8. Indemnification; D&O Coverage. The Company shall continue to indemnify Executive (including, without limitation, the Company's obligations under a certain indemnification agreement, if any, currently in effect between the Executive and the Company) and provide directors' and officers' liability insurance coverage (including, where required, legal defense) for actions prior to Executive's Resignation Date to the same extent it indemnifies and provides liability insurance coverage to then-current officers and directors of the Company.

          Section 9. Binding Effect; Revocation; Modification. The parties understand and agree that this Agreement is final and binding and constitutes the complete and exclusive statement of the terms and conditions relating to Executive's resignation; that, except as otherwise specifically provided herein, this Agreement supersedes all prior agreements and understandings (oral or written) between Executive and the Releasees relating to Executive's employment, Resignation Date, or otherwise, including but not limited to the Employment Agreement; that no representations or commitments were made by the parties to induce this Agreement other than as expressly set forth herein; that the consideration provided to Executive in exchange for the General Release exceeds that to which he is otherwise entitled to, and that this Agreement is fully understood by the parties. Notwithstanding the foregoing, Executive's equity award agreements are not superseded by this Agreement. Executive further represents that Executive has had the opportunity and time to consult with legal counsel and other personal or financial advisors of his own choosing concerning the provisions of the General Release and that Executive has been given twenty-one (21) days within which to execute the General Release and seven (7) days following that execution to revoke the General Release. To be effective, any such revocation must be in writing and actually delivered no later than the close of business on the 7th day following Executive's execution of the General Release to the office of the Company's General Counsel. No obligation upon the Company set forth herein shall be effective, and no payment or other benefit shall be required to be made or provided to Executive hereunder, any earlier than the 8th day following Executive's execution of the General Release. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by the party against whom enforcement of the modification is sought.

          Section 10. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to applicable laws or regulations.

          Section 11. Miscellaneous. Sections 15, 16, 17, 19, 20 and 21 of the Employment Agreement are incorporated herein by this reference. This Agreement shall inure to the benefit of the Releasees (as defined in Exhibit A) and to their heirs, administrators, representatives, executors, successors and assigns.

          Section 12. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       Conseco, Inc.


                                       By
                                         ----------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------




                                       ------------------------------
                                       Edward J. Bonach

                                    EXHIBIT A
                                 GENERAL RELEASE

As a material inducement to the Company to enter into the Agreement and for and in consideration of the payments and other benefits provided therein, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its successors, assigns, agents, directors, officers, executives, representatives, subsidiaries, divisions, parent corporations and affiliates, and all other persons acting by, through or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, actions, damages, expenses (including attorneys' fees and costs actually incurred), or any rights of any and every kind or nature, accrued or unaccrued, known or unknown, which Executive has or claims to have arising out of facts and circumstances which have occurred or existed prior to, or which are occurring and do exist as of, the date of Executive's execution of this Agreement against each or any of the Releasees. This release ("Release") pertains to but is in no way limited to all matters relating to or arising out of Executive's employment and the cessation of his employment by the Company and all claims for severance benefits or other payments which are not express obligations of the Company under this Agreement, or otherwise. This Release further pertains to, but is in no way limited to, rights and claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act, as amended, the Americans With Disabilities Act, the Family Medical Leave Act, and all other federal, state, local or municipal fair employment and discrimination laws, and all claims under common law, whether based in tort or contract, law or equity.

Notwithstanding anything herein to the contrary, this Release does not apply to:
(i) claims that arise after the execution of the General Release; (ii) the Executive's rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangements maintained by the Company or under COBRA; (iii) worker's compensation claims and any other claims that cannot be waived by law; (iv) the Executive's rights to enforce this Agreement; or (v) the Executive's rights as a stockholder.

This Release is not intended to and does not interfere with the Equal Employment Opportunity Commission's right to enforce anti-discrimination laws or to seek relief that will benefit the public and any victim of unlawful employment practices who have not waived their claims. Therefore, by signing this Release, Executive waives any right to personally recover against the Company, but Executive is not prevented from filing a charge with, or testifying, assisting, or participating in any proceeding brought by the EEOC, concerning an alleged discriminatory practice of the Company.

IN WITNESS WHEREOF, I have executed this General Release this ____ day of ______, 20__.



                                                ---------------------------
                                                Edward J. Bonach